UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2012

DARA BioSciences, Inc.
      (Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm.

On July 17, 2012, DARA Biosciences, Inc. (the “Company”), at the direction of the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company, dismissed Ernst & Young LLP  as the Company's independent registered public accounting firm.

The reports of Ernst & Young LLP on the consolidated financial statements of the Company for the fiscal years ended December 31, 2011 and December 31, 2010 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report on the Company’s consolidated financial statements as of December 31, 2011 and 2010 and for the three years ended December 31, 2011 contained an explanatory paragraph in respect to the substantial doubt about our ability to continue as a going concern.

During the Company's two most recent fiscal years and through the effective date of their termination, July 17, 2012, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the Company's two most recent fiscal years and through the effective date of their termination, July 17, 2012, there have been no reportable events of the type required to be disclosed by Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Ernst & Young LLP with a copy of the disclosures in this Current Report on Form 8-K prior to the date that these disclosures were filed with the Securities and Exchange Commission (the “Commission”). The Company requested that Ernst & Young LLP furnish to the Company a letter addressed to the Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of the letter from Ernst & Young LLP confirming its agreement with certain disclosures made herein is attached as Exhibit 16.1 hereto.

(b)	Engagement of New Independent Registered Public Accounting Firm.

On July 18, 2012, the Company, at the direction of the Audit Committee, engaged Horne LLP (“Horne”) as its independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending December 31, 2012.

During the fiscal years December 31, 2011 and December 31, 2010 and the subsequent interim period prior to engaging Horne, neither the Company nor anyone on its behalf has consulted with Horne regarding (i) the application of accounting principles to a specific transaction, either completed or proposed or (ii) the type of audit opinion that might be rendered on the Company's consolidated financial statements and, in the case of either (i) or (ii), a written report or oral advice that Horne concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, or (iii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iv) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.

(d)      Exhibits.

16.1	Letter to Securities and Exchange Commission from Ernst & Young LLP, dated July 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.

Dated: July 19, 2012	By:	/s/ David J. Drutz
Name: David J. Drutz
Title: Chief Executive Officer